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                                                                    EXHIBIT 23.2



                      CONSENT OF McGLADREY & PULLEN, LLP

          We hereby consent to the use in this Registration Statement on Form S-4 (No. ) of our reports dated: February 17, 2000, except for Notes 14 and 15, as to which the date is June 16, 2000, relating to the consolidated financial statements of CFW Communications Company and subsidiaries; April 26, except for
Note 9, as to which the date is June 16, 2000, relating to the consolidated financial statements of R&B Communications, Inc. and subsidiaries; February 17, 2000 relating to the financial statements of Virginia PCS Alliance, L.C.; and February 17, 2000 relating to the financial statements of West Virginia PCS Alliance, L.C. We also consent to the reference to our Firm under the captions "Experts," "Selected Historical Consolidated Financial Data of CFW Communications Company," "Selected Historical Consolidated Financial and Operating Data of R&B Communications," "Selected Historical Financial and Operating Data of the Virginia Alliance" and "Selected Historical Financial and Operating Data of the West Virginia Alliance" in the prospectus.


/s/ McGladrey & Pullen LLP

Richmond, Virginia
October 24, 2000